Exhibit 99.1

ALIGNMENT HEALTHCARE REPORTS FIRST QUARTER 2021 FINANCIAL RESULTS

ORANGE, Calif. (May 17, 2021) – Alignment Healthcare, Inc. (“Alignment Healthcare” or the “Company”) (Nasdaq: ALHC), a mission-based, tech-enabled Medicare Advantage company, today reported financial results for its first quarter ended March 31, 2021.

“I’m incredibly proud of all Alignment Healthcare has accomplished in the first quarter of 2021, from successfully completing our initial public offering, to exceeding our expectations across each and every key performance metric, including health plan membership, revenue, adjusted gross profit, and adjusted EBITDA,” said John Kao, founder and CEO. “Our founding mission — to improve health care one senior at a time — drives our distinct model in this category, one that uses direct engagement and purposeful technology to deliver care that is personalized, holistic and coordinated to our growing family of senior members nationwide. The result is improved care experiences and clinical outcomes that we are built to uphold with a level of scalability, repeatability and consistency as we continue to grow.”

“Our success in the quarter was driven by continued execution on our near-term strategy of growing our membership, expanding into new markets, and establishing new beachhead markets in new states,” Kao added. “Our high-tech, high-touch clinical model is working and our product innovation continues to meet the needs of our members. We’ve made great progress so far this year and we believe our proven model will drive growth throughout 2021 and beyond.”

First Quarter 2021 Financial Highlights

All comparisons, unless otherwise noted, are to the three months ended March 31, 2020.

•	Health plan membership at the end of the quarter was approximately 83,100, up 32% year over year

•	Total revenue was $267.1 million, up 19% year over year

•	Health plan premium revenue of $264.7 million represented 30% growth year over year; total revenue was offset by a reduction in third party payor capitation revenue

•	Medical benefit ratio was 91.5%

•	Adjusted gross profit was $22.6 million

•	Adjusted EBITDA was $(14.0) million

•	As of March 31, 2021, total cash was $528.4 million. Debt was $150.9 million; debt net of debt issuance cost amortization was $145.7 million

Outlook for Second Quarter and Fiscal Year 2021

	Three Months Ending June 30, 2021		Twelve Months Ending December 31, 2021
$ Millions	Low	High	Low	High
Health Plan Membership	83,300	83,700	83,500	84,500
Revenue	$265	$270	$1,040	$1,055
Adjusted Gross Profit	$32	$34	$116	$122
Adjusted EBITDA	($9)	($10)	($56)	($51)

Conference Call Details

The company will host a conference call at 5 p.m. E.T. to discuss these results and management’s outlook for future financial and operational performance. The conference call can be accessed by dialing (833) 607-1669 for U.S. participants, or (914) 987-7881 for international participants, and referencing participant code 5475534. A live audio webcast will be available online at https://ir.alignmenthealthcare.com/. A replay of the call will be available via webcast for on-demand listening shortly after the completion of the call, at the same web link, and will remain available for approximately 12 months.

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About Alignment Healthcare

Alignment Healthcare is a consumer-centric platform delivering customized health care in the United States to seniors and those who need it most, the chronically ill and frail, through its Medicare Advantage plans. Alignment Healthcare provides partners and patients with customized care and service where they need it and when they need it, including clinical coordination, risk management and technology facilitation. Alignment Healthcare offers health plan options through Alignment Health Plan, and also partners with select health plans to help deliver better benefits at lower costs.

Forward Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, as amended. These forward-looking statements include statements regarding our future growth and our financial outlook for the second quarter ended June 30, 2021 and year ended December 31, 2021. Forward-looking statements are subject to risks and uncertainties and are based on assumptions that may prove to be inaccurate, which could cause actual results to differ materially from those expected or implied by the forward-looking statements. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance. For a detailed discussion of the risk factors that could affect our actual results, please refer to the risk factors identified in our SEC reports, including our amended registration statement relating to our initial public offering, filed with the Securities and Exchange Commission (the “SEC”) on March 23, 2021 and our quarterly report on Form 10-Q for the quarter ended March 31, 2021, filed with the SEC on May 17, 2021. All information provided in this release and in the attachments is as of the date hereof, and we undertake no duty to update or revise this information unless required by law.

Condensed Consolidated Balance Sheets

(in thousands, except par value and share amounts)

(Unaudited)

	March 31, 2021	December 31, 2020 (1)
Assets
Current Assets:
Cash	$528,417	$207,311
Accounts receivable (less allowance for credit losses of $8 at March 31, 2021 and $0 at December 31, 2020, respectively)	49,458	40,140
Prepaid expenses and other current assets	26,773	17,225

Total current assets	604,648	264,676
Property and equipment, net	28,403	27,145
Right of use asset, net	9,577	9,888
Goodwill and intangible assets, net	34,563	34,645
Restricted and other assets	2,153	2,148

Total assets	$679,344	$338,502

Liabilities and Stockholders’ Equity
Current Liabilities:
Medical expenses payable	$128,673	$112,605
Accounts payable and accrued expenses	19,639	15,675
Accrued compensation	21,481	25,172

Total current liabilities	169,793	153,452
Long-term debt, net of debt issuance costs	145,734	144,168
Long-term portion of lease liabilities	9,565	10,271

Total liabilities	325,092	307,891

Commitments and Contingencies (Note 12)
Stockholders’ Equity:
Preferred stock, $.001 par value; 100,000,000 and 0 shares authorized as of March 31, 2021 and December 31, 2020 respectively; no shares issued and outstanding as of March 31, 2021 and December 31, 2020	—	—
Common stock, $.001 par value; 1,000,000,000 and 164,063,787 shares authorized as of March 31, 2021 and December 31, 2020 respectively; 187,273,782 and 164,063,787 shares issued and outstanding as of March 31, 2021 and December 31, 2020, respectively	188	164
Additional paid-in capital	790,509	410,018
Accumulated deficit	(436,445)	(379,571)

Total stockholders’ equity	354,252	30,611

Total liabilities and stockholders’ equity	$679,344	$338,502

(1)

The condensed consolidated balance sheet as of December 31, 2020 is derived from the audited consolidated financial statements as of that date and was retroactively adjusted, including shares and per share amounts, as a result of the Reorganization. See Form 10-Q for additional details.

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

(Unaudited)

	Ended March 31,
	2021	2020
Revenues:
Earned premiums	$267,000	$224,266
Other	82	367

Total revenues	267,082	224,633

Expenses:
Medical expenses	251,095	193,396
Selling, general, and administrative expenses	64,914	32,787
Depreciation and amortization	3,737	3,565

Total expenses	319,746	229,748

Loss from operations	(52,664)	(5,115)

Other expenses:
Interest expense	4,248	4,160
Other (income) expenses	(38)	797

Total other expenses	4,210	4,957

Loss before income taxes	(56,874)	(10,072)
Provision for income taxes	—	—

Net loss	$(56,874)	$(10,072)

Total weighted-average common shares outstanding - basic and diluted(1)	154,432,027	140,764,196

Net loss per share - basic and diluted	$(0.37)	$(0.07)

(1)	The weighted-average shares used in computing net loss per share, basic and diluted were retroactively adjusted as a result of the Reorganization. See Form 10-Q for additional details.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(Unaudited)

	For the Three Months Ended March 31,
	2021	2020
Operating Activities:
Net loss	$(56,874)	$(10,072)
Adjustments to reconcile net loss to net cash used in operating activities:
Provision for doubtful accounts	8	10
Depreciation and amortization	3,789	3,670
Amortization-debt issuance costs and investment discount	550	540
Payment-in-kind interest	1,015	982
Loss on disposal of property and equipment	—	860
Equity-based compensation and common stock payments	20,388	326
Non-cash lease expense	648	573
Changes in operating assets and liabilities:
Accounts receivable	(9,326)	(9,671)
Prepaid expenses and other current assets	(9,547)	(8,908)
Other assets	(6)	2
Medical expenses payable	16,069	(5,516)
Accounts payable and accrued expenses	(298)	6,544
Accrued compensation	(3,691)	(1,101)
Lease liabilities	(832)	3,883
Noncurrent liabilities	—	(3,941)

Net cash used in operating activities	(38,107)	(21,819)

Investing Activities:
Purchase of investments	(750)	(1,000)
Sale of investments	750	250
Acquisition of property and equipment	(4,446)	(3,085)
Proceeds from the sale of property and equipment	—	100

Net cash used in investing activities	(4,446)	(3,735)

Financing Activities:
Issuance of long-term debt	—	—
Debt issuance costs	—	—
Equity repurchase	(1,474)	(516)
Issuance of common stock	390,600	135,000
Common stock issuance costs	(25,467)	(3,000)

Net cash provided by financing activities	363,659	131,484

Net increase in cash	321,106	105,930
Cash and restricted cash at beginning of period	207,811	86,484

Cash and restricted cash at end of period	$528,917	$192,414

Supplemental disclosure of cash flow information:
Cash paid for interest	$2,682	$2,637
Supplemental non-cash investing and financing activities:
Acquisition of property in accounts payable	$474	$93
Common stock issuance costs included in accounts payable and accrued expenses	$3,532	$700
The following table provides a reconciliation of cash and restricted cash reported within the consolidated balance sheets to the total above
Cash	$528,417	$192,414
Restricted cash in restricted and other assets	500	—

Total	$528,917	$192,414

Non-GAAP Financial Measures

Certain of these financial measures are considered “non-GAAP” financial measures within the meaning of Item 10 of Regulation S-K promulgated by the SEC. We believe that non-GAAP financial measures provide an additional way of viewing aspects of our operations that, when viewed with the GAAP results, provide a more complete understanding of our results of operations and the factors and trends affecting our business. These non-GAAP financial measures are also used by our management to evaluate financial results and to plan and forecast future periods. However, non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP. Non-GAAP financial measures used by us may differ from the non-GAAP measures used by other companies, including our competitors. To supplement our consolidated financial statements presented on a GAAP basis, we disclose the following Non-GAAP measures: Medical Benefits Ratio, Adjusted EBITDA and Adjusted Gross Profit as these are performance measures that our management uses to assess our operating performance. Because these measures facilitate internal comparisons of our historical operating performance on a more consistent basis, we use these measures for business planning purposes and in evaluating acquisition opportunities.

Adjusted EBITDA Reconciliation

Adjusted EBITDA is a non-GAAP financial measure that we define as net income (loss) before interest expense, income taxes, depreciation and amortization expense, reorganization and transaction-related expenses and equity-based compensation expense.

Adjusted EBITDA should not be considered in isolation of, or as an alternative to, measures prepared in accordance with GAAP. There are a number of limitations related to the use of Adjusted EBITDA in lieu of net income (loss), which is the most directly comparable financial measure calculated in accordance with GAAP.

Our use of the term Adjusted EBITDA may vary from the use of similar terms by other companies in our industry and accordingly may not be comparable to similarly titled measures used by other companies.

Adjusted EBITDA is reconciled as follows:

	Three Months Ended March 31,
	2021	2020
(dollars in thousands)
Net loss	$(56,874)	$(10,072)
Add back:
Interest expense	$4,248	$4,160
Depreciation and amortization	3,789	3,670

EBITDA	(48,837)	(2,242)
Equity-based compensation	31,787	326
Reorganization and transaction-related expenses	3,008	—

Adjusted EBITDA	$(14,042)	$(1,916)

Medical Benefits Ratio (MBR)

We calculate our MBR by dividing total medical expenses excluding depreciation and equity-based compensation by total revenues in a given period.

Adjusted Gross Profit Reconciliation

Adjusted Gross Profit is a non-GAAP financial measure that we define as revenue less medical expenses before depreciation and amortization and equity-based compensation expense.

Adjusted Gross Profit should not be considered in isolation of, or as an alternative to, measures prepared in accordance with GAAP. There are a number of limitations related to the use of Adjusted Gross Profit in lieu of gross profit, which is the most directly comparable financial measure calculated in accordance with GAAP.

Our use of the term Adjusted Gross Profit may vary from the use of similar terms by other companies in our industry and accordingly may not be comparable to similarly titled measures used by other companies.

Adjusted Gross Profit is reconciled as follows:

	Three Months Ended March 31,
	2021	2020
(dollars in thousands)
Revenues	$267,082	$224,633
Medical expenses	251,095	193,396

Gross profit	15,987	31,237
Gross profit %	6.0%	13.9%
Add back:
Equity-based compensation (medical expenses)	$6,566	$—
Depreciation (medical expenses)	52	105

Total add back	6,618	105

Adjusted gross profit	$22,605	$31,342

Adjusted gross profit %	8.5%	14.0%
Medical benefits ratio	91.5%	86.0%

Investor Contact

Bob East

ICR Westwicke for Alignment Healthcare

AlignmentIR@westwicke.com

(443) 213-0500

Media Contact

Maggie Habib

mPR, Inc. for Alignment Healthcare

maggie@mpublicrelations.com

(310) 916-6934